FOR IMMEDIATE RELEASE
Centennial Resource Development, Inc. Announces Expiration and Final Results of
Exchange Offers and Consent Solicitations for
Any and All Outstanding 5.375% Senior Notes due 2026 and 6.875% Senior Notes due 2027
DENVER, May 20, 2020 (GLOBE NEWSWIRE) - Centennial Resource Development, Inc. (the “Company” or “Centennial”) (NASDAQ: CDEV) today announced the expiration and final results for the exchange offers (the “Exchange Offers”) of its operating subsidiary, Centennial Resource Production, LLC (“CRP”), whereby CRP offered to all eligible holders to exchange any and all of their outstanding 5.375% Senior Notes due 2026 (the “Old 2026 Notes”) and 6.875% Senior Notes due 2027 (the “Old 2027 Notes” and, together with the Old 2026 Notes, the “Old Notes”) for up to $250 million aggregate principal amount of newly issued 8.00% Second Lien Senior Secured Notes due 2025 (the “Second Lien Notes”) and up to $200 million aggregate principal amount of newly issued 8.00% Third Lien Senior Secured Notes due 2027 (the “Third Lien Notes”).
The Exchange Offers expired at 11:59 p.m., New York City time, on May 19, 2020 (such time and date, the “Expiration Date”). As of the Expiration Date, according to information provided to the Company by Global Bondholder Services Corporation, the information and exchange agent for the Exchange Offers, approximately $110.6 million in aggregate principal amount of the Old 2026 Notes, representing approximately 27.6% of the total outstanding principal amount of the Old 2026 Notes, and approximately $143.6 million in aggregate principal amount of the Old 2027 Notes, representing approximately 28.7% of the outstanding principal amount of Old 2027 Notes, had been validly tendered and accepted for exchange by CRP. As of the Expiration Date, all conditions to the Exchange Offers were deemed satisfied or waived by CRP.
CRP expects the settlement of the Exchange Offers to occur on or about May 22, 2020 (the “Settlement Date”). In connection with the settlement of the Exchange Offers, the Company expects to issue approximately $127.1 million aggregate principal amount of Second Lien Notes. Since the aggregate principal amount of Second Lien Notes to be issued will not exceed the maximum second lien exchange amount of $250 million, CRP will not issue any Third Lien Notes.
The amount of Second Lien Notes to be issued to each tendering eligible holder will be equal to $500 principal amount of Second Lien Notes for each $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn).
The Second Lien Notes and the Exchange Offers have not been and will not be registered with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws. The Second Lien Notes may not be offered or sold in the United States or for the account or benefit of any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers were not made to eligible holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase or sell any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
The Company can provide no assurance that the settlement of the Exchange Offers will occur on the terms described in this press release, or at all.
About Centennial Resource Development, Inc.
Centennial is an independent oil and natural gas company focused on the development of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin. The Company’s assets and operations, which are held and conducted through CRP, are concentrated in the Delaware Basin, a sub-basin of the Permian Basin.

Cautionary Note Regarding Forward-Looking Statements
The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding CRP’s ability to complete the Exchange Offers are forward-looking statements. When used in this press release, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.
The Company cautions you that these forward-looking statements are subject to a variety of risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. Important information about issues that could cause actual results and plans to differ materially from those expressed in any forward-looking statements can be found in the Company’s public periodic filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.
Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Contact:
Hays Mabry
Director, Investor Relations
(832) 240-3265
ir@cdevinc.com